Exhibit 99.1

MEDIA CONTACT:
Rebecca Neufeld
Rebecca.Neufeld@Edelman.com
203.856.1488

INVESTOR RELATIONS CONTACT:
Erik Randerson, CFA
Conversant, Inc.
818.575.4540

Conversant Acquires Digital Video Technology Company SET Media
Acquisition Further Strengthens Video Discovery and Targeting Capabilities

Westlake Village, Calif. - Feb. 6, 2014 - Conversant, Inc. (Nasdaq: CNVR) today announced it has completed the acquisition of SET Media, a digital video technology company that connects brands with people through high quality, targeted and brand safe video advertising. The acquisition strengthens Conversant’s technology stack and portfolio of highly differentiated products for ad agencies and media professionals within digital video advertising, a global market opportunity expected to grow from $5.3 billion in 2012 to $15.1 billion in 2016.1
The acquisition will add critical video targeting capabilities to Conversant’s personalization platform, unveiled earlier this week as the company announced its rebranding from ValueClick to Conversant. SET Media’s clients include Fortune 500 companies in the automotive, consumer, lifestyle, media and restaurant categories.
“SET Media is the ideal video technology to complement our dynamic advertising capabilities,” said John Giuliani, President and CEO of Conversant. “By adding their innovative technology and expertise to the Conversant personalization platform, we further strengthen our ability to provide agencies and media professionals with personalized digital marketing campaigns at scale in the highly demanded video channel.”
Through SET Media technology, Conversant will gain a deeper understanding of consumers’ video interests and be able to offer superior contextual targeting. Integrating this technology with Conversant’s personalization platform will enable audience targeting at scale yet to be achieved in digital video advertising. Lastly, all of Conversant’s video advertising products will be supported by SET Media’s state-of-the-art brand safety technology providing a new level of transparency in digital video advertising.
SET Media has the exclusive ability to provide campaign reporting at inventory level, showing advertisers each sponsored video while ensuring complete brand preservation and performance optimization. Using proprietary object, facial and motion detection, SET Media’s discovery and targeting platform runs advertisers’ content only on videos most relevant to their brand.
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1Global Online Video Advertising Platforms Market, Frost & Sullivan, January 2013

SET Media, founded in 2007, has offices in San Francisco and New York. The company’s management team and employee base will join Conversant. Michael Mathieu, CEO of SET, added: “The biggest brands are demanding television accountability, safety and scale digitally with video. We’re excited to join the Conversant team and have the world’s best brands use our technology to scale video advertising like never before.”

About Conversant
Conversant, Inc. (Nasdaq: CNVR) is the leader in personalized digital marketing. Combining the strengths of ValueClick Media, Commission Junction, Mediaplex, Greystripe and Dotomi, Conversant helps the world’s biggest companies grow by creating personalized experiences that deliver higher returns for brands and greater satisfaction for people. We offer a fully integrated personalization platform, personalized media programs and the world's largest affiliate marketing network - all fueled by a deep understanding of what motivates people to engage, connect and buy. For more information, please visit www.conversantmedia.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company's performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Conversant, including, but not limited to: its annual report on Form 10-K filed on February 27, 2013; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

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